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Contact: Jill Swartz

NNN Realty Advisors, Inc.

1551 N. Tustin Avenue, Suite 300

Santa Ana, California 92705

714-667-8252 ext. 251

jswartz@nnnrealtyadvisors.com

NNN HEALTHCARE/OFFICE REIT ACQUIRES YORKTOWN MEDICAL CENTER AND SHAKERAG MEDICAL CENTER IN FAYETTE
COUNTY, GEORGIA

Santa Ana, Calif., May 4, 2007 – NNN Healthcare/Office REIT, Inc. has acquired Yorktown Medical Center and Shakerag Medical Center in the Atlanta suburb of Fayette County, Georgia. The acquisition closed on May 2, 2007.

Yorktown Medical Center is a two-story, multi-tenant medical office building totaling nearly 92,000 square feet of gross leaseable area on more than 10 acres in Fayetteville, Georgia. Yorktown Medical Center is 81 percent leased to 12 tenants, including Piedmont Fayette Hospital, Piedmont Medical Care Corporation and Eye Consultants of Georgia.

Shakerag Medical Center is a three-story, multi-tenant healthcare facility totaling more than 23,000 square feet of gross leasable area on nearly three acres in Peachtree City, Georgia. Shakerag Medical Center is 100 percent leased to four tenants, including Piedmont Medical Care Corporation.

Both medical centers benefit from close proximity to Piedmont Fayette Hospital, a 106-bed acute care community hospital that opened in 1997 and has been recognized as one of the nation’s 100 Top Hospitals by Solucient, an Evanston, Illinois-based healthcare information company.

Located just south of Atlanta, Fayette County has experienced strong, sustained growth in recent years; during the past six years, Fayette County’s population increased 15 percent and is projected to grow another 11 percent over the next five years.

“Fayette County, along with Greater Atlanta as a whole, has experienced tremendous sustained growth and will continue to grow for the foreseeable future,” explained NNN Healthcare/Office REIT Vice President of Acquisitions Danny Prosky. “Both Yorktown Medical Center and Shakerag Medical Center are premier medical facilities in Fayette County and have strong relationships with Piedmont Fayette Hospital, making them excellent additions to our growing portfolio of quality healthcare facilities.”

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2 – 2 – 2 NNN Healthcare/Office REIT Fayette County, Georgia Acquisitions

NNN Healthcare/Office REIT purchased Yorktown Medical Center and Shakerag Medical Center from Yorktown Building Holding Company, LLC, which was represented by Gary Lee and Andrew Murphy of Carter Real Estate. Financing was provided by Wachovia Bank, National Association, arranged by David Pike.

NNN Healthcare/Office REIT offers a monthly distribution of 7.25 percent per annum and has acquired five other geographically-diverse properties: Commons V Medical Office Building in Naples, Florida; Lenox Office Park Building G in Memphis, Tennessee; The Gallery Professional Building in St. Paul, Minnesota; Crawfordsville Medical Office Park and Athens Surgery Center in Crawfordsville, Indiana; and Southpointe Office Parke and Epler Parke I in Indianapolis, Indiana.

As of May 1, 2007, NNN Healthcare/Office REIT has sold approximately 5.4 million shares of its common stock for approximately $53.4 million through its initial public offering, which began in the third quarter of 2006.

NNN Realty Advisors, Inc., a nationwide commercial real estate asset management and services firm, is the sponsor of NNN Healthcare/Office REIT, Inc. NNN Realty Advisors and affiliates manage a growing portfolio of roughly 34 million square feet of real estate, including more than 7,300 apartment units, with a combined market value of approximately $4.6 billion. NNN Realty Advisors and affiliates are currently buying and selling properties throughout the United States, offering a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs), value added property funds, and institutional investments.

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This press release contains certain forward-looking statements with respect to the future population growth of Fayette County, Georgia and Greater Atlanta, Georgia. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission.

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